Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Selective Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report, dated October 22, 2008, on the financial statements and financial highlights of Trust For Credit Unions, consisting of Money Market Portfolio, Ultra-Short Duration Government Portfolio, and Short Duration Portfolio, included in the Annual Report to the Shareowners for the year ended August 31, 2008 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 33 to the Registration Statement (Form N-1A, No. 033-18781) of Trust for Credit Unions.
/s/ ERNST & YOUNG LLP
Boston, Massachusetts
December 22, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference in this Registration Statement on Form N-1A under the heading “Financial Highlights” in the Prospectus, and under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information of the following funds of the Trust for Credit Unions: Money Market Portfolio, Ultra-Short Duration Government Portfolio, Short Duration Portfolio (collectively referred to as the “Funds”), which are also incorporated by reference into the Registration Statement.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 29, 2008